UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C /A

(Amendment No. 1)

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Filed by the registrant

[X]

Filed by a party other than the registrant

[   ]

Check the appropriate box:

[X]     Preliminary Information Statement

[  ]     Confidential, for use of the Commission  (only as permitted by Rule 14c-5(d)(2))

[  ]     Definitive Information Statement

SILVER BUTTE COMPANY

(Name of Registrant as Specified in its Charter)

                                           N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules  14c-5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the  amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

[  ]

Fee paid previously with Preliminary materials.

[  ]

Check box if any part of the fee is offset as  provided by Exchange  Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid  previously.  Identify the  previous  filing  by  registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:

(2)     Form, Schedule or Registration Statement No.

(3)     Filing Party:

(4)     Date Filed:

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SILVER BUTTE COMPANY

45 NE Loop 410, Ste. 495

San Antonio, TX 78216

(210) 524-9725

INFORMATION STATEMENT

AND NOTICE OF ACTIONS TAKEN

BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDER

Silver Butte Shareholder:

On January 12, 2011, Gulfmark Energy Group, Inc. ("Gulfmark") entered into a Share Exchange Agreement (the "Agreement") with Silver Butte Company (the "Company").  The Company acquired all of the issued and outstanding capital stock of Gulfmark in exchange for 1,078,000,027 Company common shares and 11,000,000 Series A Preferred Shares.  The common stock, when  issued will represent 98.2% of the Company's issued and outstanding capital stock. The transaction was structured as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

In connection with the transaction, the Company is obligated to issue additional common and preferred shares once it has amended its articles of incorporation as set forth below.

This information is being provided to the shareholders of Silver Butte Company (the "Company"), in connection with our prior receipt of approval by written consent,  in lieu of a special meeting,  of the holder of a majority of our common stock authorizing an amendment to our Articles of Incorporation (1) changing our corporate name to Gulfmark Energy, Inc., (2) authorizing an increase in our capital stock, (3) authorizing a reverse stock split.

The shareholders holding shares representing 92.9% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholder will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company's Board of Directors approved these actions on January 12, 2011 and recommended that the Articles of Incorporation be amended in order to effectuate the corporate name change, an increase in authorized common and preferred stock capital and implementing a reverse stock split on a Forty-for-One (40:1)basis of the issued and outstanding common stock effective ____________________, 2011 ..

The proposed Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State. The name change and increase in capital will be effective when filed.  The anticipated filing date will be approximately 20 days after the mailing of this Information Statement to our shareholders.

If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

The elimination of the need for a special meeting of the shareholders to approve the Amendments is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section  provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendments as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company on January  12, 2011 (the "Record Date").

The date on which this Information Statement was first sent to the shareholders is on, or about ______________ , 2011 .  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company on January 12, 2011, (the "Record Date").

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement.

Proposals by Security Holders

As of the date of this Information Statement, no security holder proposals have been received by the Company.

No Rights of Appraisal

Under the laws of Nevada, the Company’s shareholders are not entitled to appraisal rights with respect to the Amendments and the Company will not independently provide its shareholders with any such right.

No Dissenter's Rights

Under Nevada Law, shareholders are not entitled to dissenting shareholder rights with respect to our amendment, and we will not independently provide shareholders with any such right.

Outstanding Voting Stock of the Company

As of the Record Date, there were 300,000,000 shares of Common Stock issued and outstanding.  The Common Stock constitutes the outstanding class of voting securities of the Company.  Each share of Common

Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management

The following Table sets forth the Common Stock ownership information as of January 12, 2011, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common, (ii) each director of the Company, (iii) each person filing a written consent to the adoption of the actions described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.  Unless otherwise indicated, the business address of each person listed is the Company's address.

Table 1.

Name of Beneficial Owner	Amount/Nature of Beneficial	Percent of Class(1)
	Ownership

Michael Ward	112,335,864	37.44%
Royis Ward	112,335,864	37.44%
Gregory Wilson	41,605,876	13.86%
Sam Simon	12,481,763	4.16%

(1)   Based upon 300,000,000 common shares, the total authorized and issued Company common stock.

Management and Shareholders Voting For the Corporate Actions

Michael Ward	112,335,864	37.44%
Royis Ward	112,335,864	37.44%
Gregory Wilson	41,605,875	13.86%
Sam Simon	12,481,763	4.16%

Total	278,759,366	92.9%

(1) Michael and Royis Ward are Company officers and directors.  Royis Ward is the father of Michael Ward.

Purpose and Effect of the Name Change

The Company's Board of Directors is taking action to change the corporate name from Silver Butte Company to Gulfmark Energy, Inc. to reflect the name of its recently acquired subsidiary, Gulfmark Energy Group, Inc.   This name associates the company with the exploration and production activities of its new principal business of the company conducted through its subsidiaries.

Purpose and Effect of the Increase in Company Authorized Capital

The Company's Board of Directors is taking this action to increase its authorized common stock capital so that it can complete its share issuance obligations under the terms of the Exchange Agreement ..  The Agreement provides for the issuance of 1,078,000,027 common shares and 11,000,000 Series A Preferred Shares in exchange for the Gulfmark shareholders 26,950,000 common shares and 11,000,000 Series A Preferred Shares.  The general effect of this share exchange and issuance upon the rights of the existing shareholders will be that the Gulfmark shareholders will have voting control over the Company.  Additionally, The Preferred Stock will be entitled to preference over the Common Stock with respect to the distribution of assets of the corporation in the event of liquidation, dissolution, or winding-up of the corporation, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its stockholders for the purpose of winding-up its affairs.

We will be increasing our authorized capital to 1,100,000,000 common shares, par value $0.001 per share and 50,000,000 preferred shares, par value $0.001 per share.  In order to complete the acquisition of Gulfmark Energy Group, Inc. we will issue the Gulfmark shareholders a total of 797,680,439 common shares and 11,000,000 Series A preferred shares.

The following provisions will be contained in our proposed Preferred Stock:

The total number of shares of Preferred Stock that the corporation will have authority to issue is Fifty Million (50,000,000) shares.  The Preferred Stock will have no stated value and par value of $0.001 per share.  The Preferred Stock will be entitled to preference over the Common Stock with respect to the distribution of assets of the corporation in the event of liquidation, dissolution, or winding-up of the corporation, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its stockholders for the purpose of winding-up its affairs. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion will have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.

Series A Preferred Stock:

The Company will be authorized to issued Eleven Million (11,000,000) Series A Preferred Shares with each preferred share having Twenty (20) votes per share at any meeting of shareholders were votes are submitted.  The preferred shares are convertible into common shares at the rate of twenty (20) shares of New Common Stock for each single (1) share of Series A Preferred Stock upon no less than 75 days advance notice to the Company.

Series B Preferred Stock:

The Company is authorized to issued Two Hundred Fifty Thousand (250,000) Series B Preferred Shares with each preferred share being convertible into common shares at the rate of twenty (20) shares of New Common Stock for each single (1) share of Series B Preferred Stock upon no less than 75 days advance notice to the Company.  The Series B shares will have one vote per share at any meeting of shareholders where votes are submitted.

Description of Our Securities as of the Date of This Information Statement

Currently, we are authorized to issue three hundred million (300,000,000) shares of $0.001 par value common stock and ten million (10,000,000) shares of $0.001 preferred shares.

At December 31, 2010, there were 19,680,412 shares of common stock issued and outstanding held by approximately 1,140 shareholders of record. There are no outstanding options, warrants or other rights to acquire shares of  Silver Butte Company Common Stock.  There are no outstanding preferred shares.  Our common stock is quoted on the OTCBB under the trading symbol “SIBM”.

Common Stock

All of the shares of Common Stock have equal voting rights and power without restriction in preference.

Voting Rights .. Each stockholder, on each matter submitted to a vote at a meeting of stockholders, has one vote for each share registered in the stockholder’s name on the books of the Company. A quorum at any annual or special meeting of stockholders consists of stockholders representing, either in person or by proxy, a majority of the outstanding shares of the Company, entitled to vote at such meeting. The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of stockholders at which a quorum is presented, is sufficient to transact business.

Dividend rights .. The Board of Directors may, from time to time, declare and the Company may pay dividends on its outstanding shares of Common Stock in cash, property, or its own shares, except when the Company is insolvent or when the payment thereof would render the Company insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Company’s governing documents or applicable law. The Company has never paid, and has no plans to pay, any dividends on its shares of Common Stock.

Preemptive Rights .. The stockholders of the Company do not have a preemptive right to acquire the Company’s unissued shares

Action by Majority Consent of Stockholders.    Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Right to Amend Bylaws .. The Bylaws of the Company may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the stockholders. The Board of Directors has the power to make, alter, amend and repeal the Bylaws of the Company. However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any stockholders’ meeting.

Anti-Takeover Provisions .. As a Nevada corporation, the Company is subject to the Nevada Control Share Acquisition Statute (Nevada Revised Statutes Sections 78.378 to 78.3793). This statute could have the effect of delaying or preventing a change in control of the Company under certain circumstances.

Other .. As a Nevada corporation, shares of the Company’s Common Stock are subject to all applicable provisions of Nevada law.

Preferred Stock

We are authorized to issue 10,000,000 shares of Preferred Stock.  At December 31, 2010, there were no shares of preferred stock issued and outstanding. The Preferred Stock is entitled to preference over the Common Stock with respect to the distribution of assets of the Company in the event of liquidation, dissolution, or winding-up of the Company, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs. The authorized but un-issued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion have the power to determine the preferences, limitations, and relative rights of each series of Preferred Stock within the limits set forth in the Nevada Business Corporations Act. As of the date of this Information Statement, no preferred stock has been issued. There are no conversion, preemptive, or other subscription rights or privileges with respect to any shares. Our stock does not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting in an election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) would not be able to elect any directors.

Reverse Split of Issued and Outstanding Common Stock

The Company's Board of Directors is taking action to effect a One-for-Forty (1:40) reverse stock split (the "Reverse Split") of the Company's Common Stock (the "Prior Common").

Pursuant to the Reverse Split, each forty (40) shares of Prior Common Stock issued and outstanding would be reclassified as, and exchanged for, one (1) share of newly issued Common Stock ("New Common").

The Reverse Split will occur on _______________, 2011 , (the "Effective Date") without any further action on the part of shareholders of the Company and without regard to the date or dates on which certificates representing shares of Prior Common are actually surrendered by each holder for certificates representing the number of shares of the New Common that each stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, the certificates representing shares of Prior Common represent one-fortieth the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange. No fractional shares of New Common will be issued and, in lieu thereof, shareholders holding a number of shares of Prior Common not evenly divisible by 40, and stockholders holding fewer than 40 shares of Prior Common prior to the Effective Date, upon surrender of their old certificates, will receive one (1) share of New Common in lieu of fractional shares of New Common.  The reverse split will reduce our issued and outstanding common stock from 1,097,000,439 to approximately 27,425,011 without factoring in rounding up for fractional shares.

After the reverse split we will have 1,100,000,000 authorized common shares and 50,000,000 authorized preferred shares.  The reverse split will not affect the preferred capital stock and will not reduce the number of common shares into which the preferred stock may be converted in the future.

The New Common issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common will have the same voting rights and other rights as shares of the Prior Common have.  Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.

Purpose and Effect of the Reverse Stock Split

The intended purpose of the reverse split is to increase our share price as quoted on the OTC “Electronic Bulletin Board” market.

The Reverse Split will decrease the number of Prior Common shares outstanding and possibly increase the per share market price for the New Common stock.  Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at, or under $1.00 per share as unduly speculative in nature, and as a matter of policy, avoid investment in such stocks.  Additionally, the reverse stock split would reduce the number of shares of its New Common stock outstanding to amounts that management believes are more reasonable in light of its size and market capitalization. The Company will require additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the common stock is higher than the current common stock price levels and the total number of issued and outstanding share are reduced. However, no assurance can be given that the reverse split will result in any increase in the common stock price or that the Company will be able to complete any financing following the Reverse Split.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the proposed reverse split will have on the market price of the Company's common stock.

Additionally, we anticipate the future issuance of common shares in connection with financing initiatives ..

The future stock issues may have the effect of diluting and depressing our share price.

Financial and Other Information

Management’s discussion and analysis of financial condition and results of operations

Forward Looking Statements

Some of the statements contained in this Current Report that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Current Report, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	our ability to raise capital when needed and on acceptable terms and conditions;

•	our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	the intensity of competition;

•	general economic conditions; and

•	other factors discussed in Risk Factors ..

All written and oral forward-looking statements made in connection with this Current Report that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Company’s Plans

Gulfmark earns revenues through the drilling operations of its subsidiary, Blanco Drilling, Inc.  Blanco purchased the drilling assets in November 2010 and generated revenues of approximately $320,000 from the period November 1  through December 31, 2010.

Gulfmark  Resources, Inc. acquired the Keifer Lease on January 7, 2011.   This lease is comprised of 4,261 net acres.  The lease has proven shallow oil production and is situated over the Eagle Ford shale formation.  The proven oil production is located on a 50 acre parcel contained on the Keifer Lease.  The Company's predecessor assigned the shallow production on this acreage.   Gulfmark plans to drill one or more oil wells into the Eagle Ford shale formation on its Keifer lease during the second  and third quarters of 2011.

Revenues

Gulfmark Energy Group, Inc. (the "Company") was organized on August 9, 2010.  Between August 9, 2010 and October 31, 2010, Gulfmark did not generate any revenue.  Gulfmark has been financed by its founder, Michael Ward, who has advanced the Company approximately $216,141 during this period.

In November 2010, Company acquired oilfield drilling assets for its drilling company, Blanco Drilling, Inc. These drilling assets were acquired with cash advanced from the Company's President and bank financing.

Costs and Expenses

From Gulfmark’s inception through October 31, 2010, the Company incurred $18,391 of administrative expenses, $2,903 of depreciation expense and $1,695 of other expenses.   During this period, Gulfmark recorded a loss of $22,969.  On, or about  November 1, 2010, the Company, through its wholly owned subsidiary, Blanco Drilling, Inc. commenced contract drilling operations.

We anticipate that we will continue to incur expenses for our employees and  other professional services including, legal, accounting, engineering.

Liquidity and Capital Resources

As of October 31, 2010, we had working capital surplus of $196,483.  Significant additional financing will be required in order to meet our projected cash flow deficits from our proposed drilling operations on our Keifer Leasehold.  We currently have no commitments for financing.   There is no guarantee that we will be successful in raising the funds required on terms acceptable to us or at all. We plan to coordinate the growth in our operational activities with the consummation of our capital raising activities. However, if we are not successful in raising sufficient capital on terms acceptable to us, this would have a material adverse effect on our business, results of operations liquidity, and financial condition.  These capital raising activities, if successful, are likely to result in substantial dilution to our existing stockholders and could result in the placing of one or more liens against some or all of our assets.

The Company’s future cash requirements will be substantial and will depend on many factors, some of which are outside the control of the Company. Such factors include the problems, delays, expenses and complications frequently encountered by oil exploration and production companies in connection with the proposed business operations and plans. (See Risk Factors)

The Company may seek additional funding through public or private equity or debt financings or joint ventures. To the extent the Company raises additional capital by issuing equity securities, ownership dilution to existing stockholders will result and future investors may be granted rights superior to those of existing stockholders. There can be no assurance, however, that additional funding will be available to the Company on acceptable terms, or at all.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Inflation

It is our opinion that inflation has not had a material effect on our operations.

Changes and Disagreements with Accountants on Accounting and Financial Disclosure.

We have had no disagreements with our Accountants on accounting or financial disclosures.

Financial Statements

Note: For accounting purposes, the Acquisition was treated as a reverse acquisition with Gulfmark Energy Group, Inc. as the acquirer and the Company as the acquired party. When we refer in this Information Statement to business and financial information for periods prior to the consummation of the Acquisition, we are referring to the business and financial information of the Company unless the context suggests otherwise.

(a) Financial statements of business acquired ..

The financial statements of the business acquired for the periods specified in Rule 8-04(b) of Regulation S-X are incorporated by reference to Exhibit 99.1 to this Current Report.

(b) Pro forma financial information ..

The pro forma financial information required pursuant to Rule 8-05 of Regulation S-X is incorporated by reference to Exhibit 99.2 to this Current Report.

Business

History

Silver Butte Mining Co., Inc. was incorporated under the laws of the State of Idaho on January 19, 1965 as a mining company engaged in the exploration of non-ferrous and precious metals, principally silver and lead.  The Company was unable to develop any commercial ore deposits following many years of extensive exploration through geologic sampling and mapping, core drilling, and tunneling, and abandoned its status as an exploration stage enterprise by ceasing all exploration activities in 1994.

On February 4, 2004, business combination with Silver Butte Co., Inc was ratified, and Silver Butte Company was incorporated in the state of Nevada on March 4, 2004.  On that date, the Company merged into its wholly-owned Nevada  subsidiary and changed its corporate domicile from the state of Idaho to the state of Nevada.

Gulfmark Energy Group, Inc. was incorporated under the laws of the State of Nevada on August 9, 2010.   Gulfmark organized two Texas corporations, Gulfmark Resources, Inc. and Blanco Drilling, Inc.   Gulfmark Resources, Inc. was organized on July 29, 2010 and Blanco Drilling, Inc. was organized on August 6, 2010.   Gulfmark Energy Group acquired both Gulfmark Resources and Blanco Drilling on October 8, 2010.

On January 12, 2011, the Company consummated the Acquisition, pursuant to which the Company promised to issue to the stockholders of Gulfmark in exchange for their Gulfmark Capital Stock, the right to receive an aggregate of 1,078,000,027 shares of the Company’s Common Stock and 11,000,000 shares of the Company's

Series A Preferred Stock.

Presently, the Company has insufficient common and preferred stock capital to issue all of the shares promised under the terms of the Exchange Agreement, therefore, the Company has issued the Gulfmark shareholders 280,319,588 common shares which represents the balance of our 300,000,000 shares of authorized common stock capital.   The Company will amend its articles of incorporation thereby increasing its common stock capital to 1,100,000,000 common shares, and increasing its preferred stock capital from 10,000,000 to 50,000,000 preferred shares, including the designation of 11,000,000 Series A Preferred shares.   Once these shares are authorized, the balance of the common and preferred shares will be issued to the Gulfmark shareholders.  Subsequent to the issue of the common stock,  and on, or about _______________, 2011, the Company will reduce its issued and outstanding common stock by implementing a reverse split on a 40:1 basis which will result in approximately 27,442,010 common shares being issued and outstanding after the reverse split of our common shares.  The preferred stock will not be subject to any recapitalization.

As a result of the Acquisition, Gulfmark Energy Group, Inc. and its two subsidiaries will become wholly-owned subsidiary of the Company.

Except as otherwise indicated by the context, references in this remainder of this Information Statement to the “Company,” “Gulfmark,” “we,” “us,” or “our” are references to the combined business of Silver Butte Company, and its direct or indirect subsidiaries, including Gulfmark Energy Group, Inc.

Overview

We are an independent oil and natural gas company engaged in the exploration, development and production of predominately oil prospect properties located in the State of Texas. Our business is comprised an oil prospect property and a drilling company.  Our oil prospect property is located in the Eagle Ford Shale formation.

It  is located in Zavala County, Texas  and is a  4,261 acre leasehold.  We seek to maintain a portfolio of long-lived, lower risk properties in resource-style plays, which typically are characterized by lower geological risk and a large inventory of identified drilling opportunities. We focus on properties within our core operating areas that we believe have significant development and exploration opportunities and where we can apply our technical experience.

Business Strategy

Our primary objective is to increase stockholder value by focusing on the continued development of our existing property and selectively increasing our position within our core operating area, with a special emphasis on expanding our resource-style properties. Our strategy emphasizes:

•

Concentrated portfolio of prospect properties — We focus on oil producing properties within our core operating areas which we believe have significant development and exploration opportunities and where we can apply our technical experience. Our property is located in South Texas in the Eagle Ford Shale Play.

•

Attractive undeveloped reserves — We will seek to maintain a portfolio of long-lived, lower risk properties focused on resource-style plays within our core operating areas.  Resource-style plays are typically characterized by lower geological risk and a large inventory of identified drilling opportunities, and include the Eagle Ford Shale in South Texas.

•

Drilling  flexibility — We strive to maintain drilling flexibility by balancing our financial resources with our plans to develop our key properties and pursuit of opportunities for growth and expansion.

Proposed Core Operating Region

Eagle Ford Shale - We have approximately 4,261 net acres under lease in the Eagle Ford Shale located in Zavala County, Texas (the "Keifer Lease").  Our net revenue interest for this lease is 75%.

Our Keifer Lease consists of undeveloped 4261 acres.   In order to comply with the terms of our lease, we will be required to drill one test well in the Eagle Ford shale formation situated under our Keifer property on, or before August 4, 2011.  Undeveloped oil and natural gas leaseholds are generally for a primary term of three to five years.  In most cases, the term of our undeveloped leases can be extended by paying delay rentals or by producing oil and natural gas reservoir that are discovered under the lease.   The primary term on the Eagle Ford lease is five years.

2011 Capital budget

Our 2011 capital budget is focused on the development of unproven locations in our Eagle Ford Shale play so that we can hold our acreage in this area. We also believe this project offers us the potential for the establishment of oil reserves, both proven and proven and undeveloped.  Currently, we plan to spend approximately $6.0 million on drilling and completions during 2011 to our Eagle Ford Shale property in Zavala County, Texas.   This plan will be subject to successful financing.

Additionally, subject to financing, we expect to spend between $350,000 to $1.0 million on leasing activities during 2011.  Our future drilling plans are subject to change based upon various factors, some of which are beyond our control, including drilling results, oil and natural gas prices, the availability and cost of capital, drilling and production costs, availability of drilling services and equipment, transportation constraints and regulatory approvals.  We are in the planning stages in regard to the manner in which we will fund our proposed budget.

We will strive to maintain financial flexibility and may access capital markets as necessary to facilitate drilling on our Eagle Ford project.

Competitive Conditions in the Business

The oil and natural gas industry is highly competitive and we will compete with a substantial number of other companies that have greater financial and other resources. Many of these companies explore for, produce and market oil and natural gas, as well as carry on refining operations and market the resultant products on a worldwide basis. The primary areas in which we will encounter substantial competition are in locating and acquiring desirable leasehold acreage for our drilling and development operations, locating and acquiring attractive producing oil and natural gas properties, obtaining sufficient rig availability, obtaining purchasers and transporters of the oil and natural gas which we expect to produce and hiring and retaining key employees. There is also competition between oil and natural gas producers and other industries producing energy and fuel. Furthermore, competitive conditions may be substantially affected by various forms of energy legislation and/or regulation considered from time to time by the government of the United States. It is not possible to predict the nature of any such legislation or regulation which may ultimately be adopted or its effects upon our future operations. Such laws and regulations may substantially increase the costs of exploring for, developing or producing oil and natural gas and may prevent or delay the commencement or continuation of a given operation.

Employees

As of December 31, 2010, we had 17 full-time employees, 14 of which work for Blanco Drilling, Inc. and 3 of which work in our principal executive offices. We hire independent contractors on an as needed basis. We have no collective bargaining agreements with our employees. We believe that our employee relationships are satisfactory.

Properties

Executive and Field Offices/Yards

Our principal executive offices are located at 45 N.E. Loop 410, Suite 495, San Antonio, Texas 78216.  Gulfmark  began leasing this office space of approximately  2857 sq. ft. on August 1, 2010.  We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate the need to secure additional space.   Our annual lease cost is approximately $ 24,000.

Our field offices are located at 2242 S. Highway 83, Crystal City, Texas 78839 Crystal City, Texas.   Gulfmark Resources owns this 10 acre property.  These facilities include 2,500 s.f. of offices,  two double wide trailer houses and an 8,000 sf. metal building with a four shop bays.

Oil and Gas Properties

Keifer Ranch Eagle Ford Formation

We own the 75% net revenue interest in the in the Keifer leasehold which is located in northwestern portion of Zavala County, Texas.  The lease is comprised of a approximately 4,261 net acres.  This lease is situated over the Maverick Basin of Southwest Texas and  the down dip form the United States Geological Studies North boundary of the Smackover-Austin-Eagle Ford total petroleum system. It is the company's  belief that not only are the shallow horizons productive, but the Eagle Ford Shale has great possibilities of being a prolific producer as well, based on the wells being drilled and completed in the area surrounding our lease block.

The Eagle Ford Shale formation underlies the Austin Chalk and Edwards limestone formations.  It is roughly 50 miles wide and 400 miles long.  It was formed during the Cretaceous Epoch approximately 65 to 145 million years ago.  It lies at depths between 2,500 at the edge of the Texas hill country to over 15,000 feet deep in the southern portions in LaSalle, McMullen, Live Oak, Bee, DeWitt and Lavaca counties.   The shale over 300 feet thick in some places and is considered the source rock for the Austin Chalk oil discoveries.  It is brittle containing as much as 70% calcite, has high silica content and an average clay content of 11%.  It is highly susceptible to fracturing technologies.

The Eagle Ford Shale has three main areas of production.  The northern part is the "oil window" with lower pressure and high volumes of oil, the middle section is the "wet gas" or "condensate window" and the deeper section farther south (15,000 ft) is the "dry gas" window.   Diagram 1 below represents the Eagle Ford Shale formation in South Texas.  There are three windows of hydrocarbon production, the bottom area is the "dry gas" window, the middle area is the "wet gas or condensate" window and the top area is the "oil" window.  Our Keifer lease is in the oil window.

Blanco Drilling Assets

Blanco Drilling owns two oilfield drilling units and associated equipment and rolling stock.   One drilling unit has an 8,000 ft drilling depth capacity and the other has a 4,000 ft drilling depth capacity.   The 8,000 ft unit is

located in Abilene, Texas and operates on a contract drilling basis.  The 4,000 unit is located in Crystal City, Texas and also operates on a contract drilling basis.

We believe that we have satisfactory title to the properties owned and used in our business, subject to liens for taxes not yet payable, liens incident to minor encumbrances,  liens for credit arrangements and easements and restrictions that do not materially detract from the value of these properties, our interests in these properties, or the use of these properties in our business. We believe that our properties are adequate and suitable for us to conduct business in the future.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth information regarding the our director and executive officers.

Table 1.

Name	Age	Positions and Office
Michael R. Ward	55	President, CEO, CFO, Director
Royis Ward	79	Vice President, Chairman Board
Terrence J. Dunne	62	Director
Martyn A. Powell	58	Director, Secretary

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Board of Directors may seek other qualified individuals to serve on the Board and to form committees to do the Board’s work. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors.

Except as set forth in the brief account of business experience below, none of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years and that is material to the evaluation of the ability or integrity of any of the Company’s directors, director nominees or executive officers.

Michael Ward, President and Chief Executive Officer, Chief Financial Officer, Director

Mr. Ward founded Gulfmark Energy Group, Inc., Gulfmark Resources, Inc. and Blanco Drilling, Inc. in August 2010 together with his father.  The companies were formed to focus their considerable oil and gas experience on acquisition, exploration, drilling, development, production and sale of natural gas, crude oil, and natural gas liquids, primarily from conventional reservoirs within the State of Texas.   The companies acquired a premier lease in Zavala County, Texas and two oilfield drilling units with the plan develop Company properties.

From May 2007 through July 2010, Mr. Ward was the President and CEO of Bentley Energy Corporation.  Bentley Energy Corporation  engaged in distribution of propane  in Central and South Texas.  Bentley owned and operated various propane distribution companies.  Due to the economic crisis, Bentley voluntarily filed for reorganization under Chapter 11 of the federal bankruptcy laws.  The case was filed on January 7, 2010 and the court accepted the company's reorganization plan on, or about July 21, 2010 resulting in the Company's sale.

From 1997 through January 2007, Mr. Ward served as President and CEO of Tidelands Oil and Gas Corporation, a publically traded corporation.  Tidelands was involved in production and exploration, drilling, gas processing and pipeline transmission.  The company was  instrumental in creating an expedited process for a cross border gas transmission pipeline from  Eagle Pass, Texas to Piedras Negras, Mexico.  This international pipeline crossing process was coordinated between Tidelands, the Texas Railroad Commission, FERC and PEMEX.

Mr. Ward has more than 30 years of diversified experience as an oil and gas professional. He was educated in business management and administration at Southwest Texas State University and the University of Texas.

Michael has vast experience in the capacity in which he successfully served in operating oil and gas companies in the United States. During the past 20 years, Michael has been associated with Century Energy Corporation where his duties and responsibilities included production and drilling superintendent and additionally, he supervised 300 recompletions and new drills in Duval, Nueces, San Patricio, Jim Wells, Karnes, Dimmit, Maverick & Zavala Counties of Texas. In addition to Texas, Michael also drilled over 40 wells in Illinois and Kansas.

With his association with Omega Minerals, Inc., he was Vice President and part owner. He spent several months in the United Kingdom and Europe arranging a public offering on the U. K. Exchange. He was President and owner of Major Petroleum Corporation.  He drilled, completed and produced 42 wells in South and West Texas counties.  The company was sold.

Royis Ward, Vice President, Chairman of the Board

Royis Ward began his career as an independent oil and gas operator in 1955 with his own funds and has been actively engaged in the oil and gas industry for approximately 50 years. After attending several business colleges, obtaining numerous business degrees in accounting, he was employed by Southern Union Gas Company in 1952 as a cost accountant, allocating natural gas prices, thereafter he was employed by a large Texas independent oil operator ultimately overseeing the successful drilling and completion of over 1500 producing oil and injection wells and supervising the installation one of the most successfully secondary recovery projects in the State of Texas. After which, he was instrumental in negotiating the sale of the business.

From the period of 1955 until present he has actively pursued the oil and gas industry, including purchasing of leases, staking locations, drilling, completion, producing and operating his own properties, including operating Powell Petroleum Corporation and was appointed Operator under the jurisdiction of the Federal Bankruptcy Courts, save and except, a brief period from early 1966 through 1972 when he moved to Houston and was instrumental in developing commercial real estate under the name of BayTex Development Corporation.

From 1972 and during the same period of time and until present has been active in the formation of a number of companies either as President and/or Chief Operating Officer including Omega Petroleum Corporation, Omega Minerals, Inc., Century Energy Corporation, ultimately sold to Texas International Petroleum, Summit Oil and Gas Corporation, and Tidelands Oil Corporation. Tidelands Oil Corporation was merged with Tidelands Gas Corporation in 1996 resulting in the formation of Tidelands Oil and Gas Corporation (TOGC) and is now publicly traded on the OTC bulletin board exchange of which he was the Chairman of the Board and Vice President until October, 2002.

After the merger, he formed Regency Energy, Inc., a Texas corporation, and has acted a President and CEO acquiring the 125,000 acres Halsell Ranch, Maverick County, Texas which offset the Conoco Oil Company large Sacatosa Field. Regency was instrumental in the drilling and completion of approximately 125 wells on this property which was later sold the Exploration Company (TXCO) in 2001. After the sale, Regency Energy relocated to its present location where it has built it office building, warehouses, shops and from which it conducts its current operations.

Terrence J. Dunne, Director.

Mr. Dunne was appointed President, CEO, and a director on July 28, 2009. For more than the past five years, Mr. Dunne has operated as a business consultant through his company, Terrence J. Dunne & Associates. Mr. Dunne received his BS, MBA, and Masters in Taxation degrees from Gonzaga University. In addition, Mr. Dunne serves as a director of Gold Crest Mines, Inc., and Rock Energy Resources, Inc.

Martyn J. Powell, Director, Secretary.

Mr. Powell was appointed as Secretary and a director of the Company on November 2, 2009. For the past 20 years, Mr. Powell has been active as a Real Estate Investor and Licensed Realtor in the Greater Seattle Area. Mr. Powell was the President and a Director of Missouri River and Gold Gem Corp, a public company from 1999-2004, at which time control of the company was acquired by Entremetrix Inc, a Nevada Corporation. Mr. Powell was the President and a Director of Aberdeen Idaho Mining Company, a public company from 2002-2004, at which time the control of the company was acquired by MotivNation Inc, a Nevada Corporation. Mr. Powell was the Secretary and a Director of Quad Metals Corporation, a public company from 2001-2003, at which time control of the company was acquired by DataJungle Inc, a Nevada Corporation.

CORPORATE GOVERNANCE

The Board of Directors has no standing audit, nominating or compensation committees.  The entire board performs the function of each of these committees.

Independence of the Board

The Company is quoted on the OTC Bulletin Board inter-dealer quotation system, which does not require director independence requirements.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, all such insiders have complied with applicable filing requirements.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors and executive officers serving in any capacity for our Company, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

EXECUTIVE COMPENSATION

No executives or directors were compensated by the Company for the fiscal years ended August 31, 2010 or 2009, for work performed that is required to be reported. In addition, the Company provided no stock options, warrants, or stock appreciation rights, and there are no employment contracts or incentive pay agreements with any officer or director.

Outstanding Equity Awards at Fiscal Year-End Table.    None.

Employment Agreements with Executive Officers

The Company not entered into any employment agreement with any officer or director.

Director Compensation

Directors do not receive compensation for their services.

Stock Option Plans.    None.

Purpose and Effect of the Name Change

Our board of directors and majority shareholder believe that the new corporate name change to Gulfmark Energy, Inc. will reflect our change in business direction which will not be limited to the entertainment business.  We believe new corporate name will promote public recognition and more accurately reflect the broadened scope of our business development efforts.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Michael Ward, Royis Ward are directors and executive officers of the Company.  Gregory M. Wilson is an affiliate of the Company.  Since there is not a sufficient number of authorized shares that can be issued based on the currently issued and outstanding Company capital stock,  the Amendment will the shareholders of Gulfmark Energy Group, Inc. to acquire additional voting securities under the terms of the Exchange Agreement.

Contact Information

Silver Butte Company (the "Company") has its principal executive offices located at 45 NE 410 Loop, Suite 495, San Antonio, TX 78216.  The corporate telephone number is (210) 524-9725.

Delivery of Documents to Security Holders Sharing an Address

We will only deliver one copy of this information statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders.  The Company will undertake to deliver promptly, upon written or oral request, a separate copy of the information statement to security holder at a shared address to which a single copy of the documents were delivered and provide instructions as to how a security holder can notify the registrant that the security holder wishes to receive a separate copy of an annual report to security holders, information statement, or Notice of Internet Availability of Proxy Materials, as applicable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this Act, we file periodic reports, documents and other information with the SEC relating to the our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. Our website is intended to provide an inactive, textual reference only. Information on our website is not part of this Information Statement.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of

Date: January 24, 2011

Silver Butte Company

/s/ Michael Ward

By: Michael Ward

Director

Exhibit 3

Form of Proposed Amendment to the Articles of Incorporation

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

SILVER BUTTE COMPANY

The undersigned hereby executes the following Articles of Amendment to the Articles of Incorporation under the provisions of the laws of the State of Nevada pursuant to NRS 78.

The Articles of Incorporation are hereby amended as follows:

ARTICLE I - Name is hereby amended to read as follows:

The name of the corporation is GULFMARK ENERGY, INC.

ARTICLE IV - Authorized Capital Stock is hereby amended to read as follows:

The authorized capital stock of the corporation will consist of two (2) classes of stock, designated as Common Stock and Preferred Stock.

Common Stock:

The total number of shares of Common Stock that the corporation will have authority to issue is One Billion One Hundred Million (1,100,000,000) shares. The shares will have par value of $0.001 per share.  All of the Common Stock authorized herein will have equal voting rights and powers without restrictions in preference.

Reverse Split of Issued and Outstanding Common Stock

Effective __________________, 201 1, each forty (40) shares of the issued and outstanding Common Stock of the Corporation ("Prior Common") will be reverse split into one (1) share of Common Stock of the Corporation ("New Common"). This reverse split will affect only issued and outstanding common shares.  Each record and beneficial holder who would receive a fractional share as a result of the reverse stock split will receive a full share of Common Stock.

Preferred Stock:

The total number of shares of Preferred Stock that the corporation will have authority to issue is Fifty Million (50,000,000) shares.  The Preferred Stock will have no stated value and par value of $0.001 per share.  The Preferred Stock will be entitled to preference over the Common Stock with respect to the distribution of assets of the corporation in the event of liquidation, dissolution, or winding-up of the corporation, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its stockholders for the purpose of winding-up its affairs. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion will have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.

Series A Preferred Stock:

The Company is authorized to issued Eleven Million (11,000,000) Series A Preferred Shares with each preferred share having Twenty (20) votes per share at any meeting of shareholders were votes are submitted.  The preferred shares are convertible into common shares at the rate of twenty (20) shares of New Common Stock for each single (1) share of Series A Preferred Stock upon no less than 75 days advance notice to the Company.

Series B Preferred Stock:

The Company is authorized to issued Two Hundred Fifty Thousand (250,000) Series B Preferred Shares with each preferred share being convertible into common shares at the rate of twenty (20) shares of New Common Stock for each single (1) share of Series B Preferred Stock upon no less than 75 days advance notice to the Company.  The Series B shares will have one vote per share at any meeting of shareholders where votes are submitted.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 92.9%.

Dated this _______ day of _________________, 2011.

___________________________

Michael Ward, President